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                                                                    EXHIBIT 10.1

                       TERMINATION AND RELEASE AGREEMENT
                       ---------------------------------

          THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of this 19th day of September, 1996 by and between The Right Start, Inc., a California corporation (the "Company"), and Stanley M. Fridstein (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Executive is employed by the Company as its President and serves as Vice Chairman of its Board of Directors, and

          WHEREAS, the rights and obligations of the Executive and the Company with respect to such employment are subject to an employment agreement entered into between the Executive and the Company, dated as of May 30, 1991, as amended on July 28, 1994 and August 3, 1995 (as so amended, the "Employment Agreement"), and

          WHEREAS, the parties hereto desire to set forth the rights and obligations of the Company and the Executive in connection with the resignation of the Executive, the cancellation of the Employment Agreement and the termination of the Executive's employment effective September 27, 1996.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

          1.    Resignation and Termination of Employment. Effective September
                -----------------------------------------
27, 1996, (i) the Executive resigns as a director and officer of the Company and from all positions held with any subsidiary of the Company and on any corporate committee or board of the Company and its subsidiaries and (ii) the Executive's employment with the Company shall terminate. The Executive waives any rights to future employment with the Company and its subsidiaries except as specifically set forth herein.

          2.    Consulting Services.
                -------------------

          (a) Services. On and after September 27, 1996 through May 31, 1997
              --------
(the "Effective Period"), the Executive shall become an independent consultant and shall provide consulting services to the Company, including management advisory, marketing and financial services (the "Consulting Services"). The Consulting Services shall be provided by the Executive on a project-by-project basis as shall be reasonably requested by the Company.
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The Company hereby acknowledges that the Executive shall not be required to commit any specific periods of time with respect to the provision of such Consulting Services.

          (b) Compensation. As consideration for the provision of such
              ------------
Consulting Services:

               (i) the Executive shall be entitled to receive from the Company through the Effective Period (x) all base salary amounts that the Executive was entitled to receive under the Employment Agreement, (y) if the Executive elects to receive COBRA coverage in connection with the termination of his employment hereunder, the Company shall make payments on the Executive's behalf in an amount equal to all COBRA payments which otherwise would be payable by the Executive to the Company, and (z) if the Executive elects not to receive COBRA coverage in connection with the termination of his employment hereunder, the Company shall make payments to the Executive in an amount equal to all COBRA payments which would be payable by the Executive to the Company if the Executive had elected to receive such coverage;

               (ii) effective September 27, 1996, the Executive's options (the "Stock Options") to purchase 388,000 shares of the Company's common stock granted pursuant to the Employment Agreement shall be fully vested and, to the extent not previously exercised, may be exercised at any time through June 1, 2001, subject to the terms and conditions of such Stock Options which, except as set forth herein, are not amended or modified in any way hereby; and

               (iii) the Company agrees to continue to participate in the split-dollar insurance program pursuant to the Employment Agreement, and upon completion by the Executive of the Consulting Services through the end of the Effective Period or, if earlier, the termination of such Consulting Services pursuant to Section 2(e) hereof, the Company shall (A) assign to the Executive all of its interest in that certain $1,000,000 face amount split dollar life insurance policy insuring the life of the Executive (the "Policy"), (B) forgive all indebtedness associated with or outstanding against the Policy, and (C) make a cash payment to the Executive (or his estate) such that the amount of the cash payment shall equal the Executive's federal and California income tax liability resulting from the assignment of the Policy, the forgiveness of such indebtedness and the making of such payment.

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The Company acknowledges and agrees that the Executive may seek and obtain other employment during the Effective Period and the payments and benefits provided for herein will not be affected by reason of any salary or other compensation received by the Executive by reason of such other employment.

          (c) Expenses. All reasonable out-of-pocket expenses incurred by the
              --------
Executive in performance of the Consulting Services to be rendered hereunder shall be borne by the Company and reimbursed to the Executive upon presentation of appropriate documentation provided, however, that such expenses shall require the prior written approval of the Company.

          (d) Relationship. Nothing herein shall be deemed to constitute an
              ------------
employment or agency relationship between the Executive and the Company. Except as expressly agreed in writing, the Executive shall not have the authority to obligate, bind or commit the Company in any manner whatsoever. The Executive acknowledges that he is an independent contractor and, as such, shall be liable to pay any taxes or assessments with respect to any consideration received under this Agreement.

          (e) Termination. The rights and obligations of the Company and the
              -----------
Executive set forth in this Section 2 may be terminated (i) by the Executive, at any time, for any reason whatsoever or (ii) by the Company, if the Executive breaches this Agreement in any material respect and fails to cure such breach within 15 days after written notice by the Company. Notwithstanding the foregoing, any such termination shall not affect the Executive's rights with respect to the Stock Options or the Policy.

          3.    Inventions and Confidentiality.
                -------------------------------

          (a) Inventions. The Executive agrees that he shall fully inform and
              ----------
disclose to the Company all products, ideas, designs, improvements and processes (collectively, "Inventions") which he has obtained during his employment with the Company or during the Effective Period and which relate to or are useful in the business of the Company or the subsidiaries or affiliates of the Company, which resulted from tasks assigned to him by the Company or which resulted from the use of premises owned, leased or contracted by, or on behalf of, the Company, whether conceived by the Executive alone or with others and whether or not conceived during regular working hours. All such Inventions, and all patents, copyrights and other rights in connection therewith, shall be the exclusive property of the Company or the subsidiaries or affiliates of the Company, as applicable. The Executive further agrees that he will fully inform and disclose to the Company, and the Company hereby agrees to receive all


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

disclosures in confidence, all Inventions made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the course of his employment with the Company or during the course of providing the Consulting Services to the Company during the Effective Period, for the purposes of determining whether they constitute Inventions relating to the business of the Company or the subsidiaries or affiliates of the Company, as described above.

          The Executive shall assist the Company or the subsidiaries or affiliates of the Company to obtain and enforce patents, copyrights, and other rights and protections against infringement by others relating to the Inventions in any and all states and countries, and shall execute all documents and do all things necessary to vest the Company or the subsidiaries or affiliates of the Company, as appropriate, with full and exclusive title thereto.

          In the event that the Company is unable, after reasonable effort to secure the signature of the Executive on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any reason whatsoever, the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and to execute and file any such application or applications and to do all other acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by the Executive.

          (b) Confidentiality. The Executive understands and agrees that as an
              ---------------
executive officer and director of the Company, he was privy and had access to certain information which is confidential to the Company and which would put the Company at a competitive disadvantage, if known to its competitors. The Executive represents and warrants that he has returned all Company property, including without limitation Company files, records, drawings and documents, confidential or otherwise, and copies thereof to the Company. Except as may be required in the performance of this Agreement, pursuant to subpoena or other legal process, or otherwise as required by law, for a period of five years from the date hereof, the Executive will not use for his own benefit or to the benefit of anyone other than the Company any Company confidential or trade secret information, including (by way of illustration and not limitation), but only to the extent confidential and not publicly available, the identity of their customers, service providers and suppliers; their arrangements with customers, service providers and suppliers; their data, records, compilations of information,

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

processes, programs, knowhow, improvements, marketing plans, strategies, forecasts, financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes, or other documents relating to the business of the Company and the subsidiaries or affiliates of the Company or the business of any customer, service provider or supplier of the Company or the subsidiaries or affiliates of the Company; and the specifications relating to their customers, service providers, suppliers, products and services.

          4.    Release.
                -------

          (a) The Executive hereby releases and discharges the Company and its respective past and present agents, employees, managers, representatives, officers, directors, attorneys, accountants, trustees, shareholders, partners, insurers, heirs, predecessors-in-interest, advisors, partnerships, successors, assigns, and affiliated persons, organizations, and companies (hereinafter "Released Parties") from any and all suits, causes of action, demands, claims, charges, complaints, obligations, liabilities, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities in any form whatsoever in law or in equity, whether known or unknown, whether suspected or unsuspected, arising out of his employment relationship with Released Parties, or the termination of that relationship, including but not limited to claims of wrongful termination of employment, breach of an implied covenant of good faith and fair dealing, breach of contract, defamation, slander, negligent misrepresentation, fraud, intentional or negligent interference with business relations, and employment discrimination (including, but not limited to discrimination under the Fair Employment and Housing Act, discrimination under Title VII of the Civil Rights Act of 1964, and Civil Rights Act of 1991 and discrimination under the Equal Pay
Act). Hereinafter these shall collectively be referred to as the "Released Actions."

          (b) The Executive shall not file any actions against Released Parties in any court, governmental administrative agency, or private organization with respect to the Released Actions.

          (c) The Executive shall make no assignment of any Released Actions and the Executive represents that no such assignment has been made.

          (d) The Executive represents and agrees that he has been given the opportunity to, has been advised to, and has discussed all of the aspects of this Agreement with his attorneys, that he has carefully read and fully understands all

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of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

          (e) The Executive understands and agrees that the nature, extent and result of the Released Actions hereby released may not now be known or anticipated and declares that he nevertheless desires, and hereby agrees, to release in full all possible Released Actions against the Released Parties arising from or related to any and all acts or omissions of any of the Released Parties arising from or relating to any event or transaction occurring on or before the date hereof. The Executive acknowledges that this release shall be effective as a full and final accord, satisfaction and settlement of and as a bar to each and every claim and cause of action referred to and released by virtue of Paragraph 4(a) above. The Executive acknowledges his familiarity with
Section 1542 of the California Civil Code which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

The Executive expressly waives and relinquishes any and all rights and benefits which he has or may have under Section 1542 of the California Civil Code to the full extent that he may lawfully waive all such rights and benefits pertaining to the Released Actions hereinabove specified. The Executive further acknowledges that he is aware that he or his attorneys may hereafter discover facts different from or in addition to the facts of which he or his attorneys now are aware with respect to the subject matter of this release and that he nevertheless intends hereby fully, finally, absolutely and forever to settle the matters released by virtue of Paragraph 4(a) above notwithstanding the discovery of any such different or additional facts.

          5.    Statements. The parties agree that neither shall make any
                ----------
disparaging comments about the other to anyone. The Executive specifically agrees that he will not disparage the Company to its investors, customers, or to anyone, and that if asked, he will advise only that he left to pursue other opportunities. The parties acknowledge and agree that this Section 5 constitutes a material provision of this Agreement.

          6.    No Admissions. Neither the execution nor the performance of this
                -------------
Agreement shall constitute or be construed as

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an admission of liability or wrongdoing whatsoever by the Released Parties or by the Executive.

          7.    Rights Relating to Employment and Termination. This Agreement
                ---------------------------------------------
integrates and embodies all understandings and agreements between the Executive and the Company in connection with the Executive's employment and termination of employment from the Company and its subsidiaries and affiliates and supersedes any other agreements, oral or written, concerning the Released Actions. Except as specifically provided in this Agreement, the Executive shall not be entitled to any payments on account of his having been employed by, or having terminated his employment with, the Company and its subsidiaries and affiliates. Notwithstanding anything to the contrary contained herein, the Executive shall be entitled to such limitation on liability and rights of indemnification as may be provided under applicable law, the Company's articles of incorporation and bylaws or any agreements between the Executive and the Company with regard to any action or omission of the Executive prior to the termination of his employment with the Company.

          8.    Withholding. The Company may withhold from any amounts payable
                -----------
to the Executive hereunder any amounts which, in the opinion of its accounting officer or other tax counsel to the Company, are required to be withheld for federal, state or local taxes.

          9.    Notice. Any notice required or permitted to be given under this
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Agreement shall be in writing and shall be deemed to have been given when delivered personally, sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

          If to the Company:

          The Right Start
          5334 Sterling Center Drive
          Westlake Village, CA 91361
          Attention: Mr. Jerry Welch

          If to the Executive:

          Mr. Stanley M. Fridstein
          3801 Charthouse Circle
          Westlake Village, CA 91361




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          10. Binding Agreement; Assignment. In entering into this Agreement,
              -----------------------------
each party assumes the risk of any misrepresentation, concealment, or mistake. If any party shall subsequently discover that any fact relied upon it in entering into this Agreement was untrue or that any fact was concealed from it, or that its understanding of the facts or the law was incorrect, such party shall not be entitled to relief in connection herewith and, including without limitation of the generality of the foregoing, no party shall have any right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the parties hereto and their respective successors, heirs and assigns regardless of any claims of misrepresentation made without the intention to perform, concealment of fact, mistake in fact, or in law, or any other circumstance whatsoever. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive except that his rights to compensation and benefits hereunder, which rights shall remain subject to the limitations of this Agreement, may be transferred by will or operation of law. The Executive's heirs by will or law shall be entitled to the payments hereunder upon the Executive's death. No rights or obligations of the Company under this Agreement may be assigned or transferred except that such rights or obligations may be assigned or transferred in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement either contractually or as a matter of law. The Company further agrees that in the event of a merger, consolidation, sale of assets, or liquidation as described in the preceding sentence it shall take whatever action it legally can in order to cause such assignee or transferee to assume the liabilities, obligations, and duties of the Company hereunder.

          11. Amendment or Waiver. No provision in this Agreement may be amended
              -------------------
or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto or any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

          12. Severability and Interpretation. In the event that any provision
              -------------------------------
of this Agreement shall be held to be invalid or unenforceable for any reason, in whole or in part, the

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remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. No provision of this Agreement shall be modified or construed by any practice that is inconsistent with such provision, and failure by either the Company or the Executive to comply with any provision, or to require the other to comply with any provision, should not affect the rights of either to thereafter comply or require the other to comply.

          13. Governing Law. This Agreement shall be construed in accordance
              -------------
with and governed by the laws of California without reference to the principles of conflict of laws.

          14. Attorney Fees. The parties shall be responsible for their own
              -------------
attorneys' fees and costs associated with this Agreement and with the Released Actions. Should any action be brought by the Executive or the Released Parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover all costs and expenses in the prosecution or defense of this action, including reasonable attorneys' fees.

          15. Counterparts. This Agreement may be executed in
              ------------
one or more counterparts.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   THE RIGHT START, INC.

                                   By: /s/ Jerry R. Welch
                                      ------------------------------------
                                       Jerry R. Welch
                                       Chief Executive Officer and
                                       Chairman of the Board

                                   /s/ Stanley M. Fridstein
                                   ---------------------------------------
                                       Stanley Fridstein



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